PROSPECTUS

Maximum of 1,000,000 Shares of Series A1 Redeemable Preferred Stock or Series M1 Redeemable Preferred Stock
(Liquidation Preference $1,000 per share of Series A1 Redeemable Preferred Stock or Series M1 Redeemable Preferred Stock (subject to adjustment))
We are offering a maximum of 1,000,000 shares of our Series A1 Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series A1 Redeemable Preferred Stock or our Series M1 Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series M1 Redeemable Preferred Stock, each collectively referred to as our Preferred Stock. This prospectus also covers the shares of common stock that may be issuable upon redemption of the Preferred Stock. The Preferred Stock will be sold at a public offering price of $1,000 per Preferred Stock. The Preferred Stock will not be certificated. The Preferred Stock will rank senior to our common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Preferred Stock will have no voting rights. If a holder of the Preferred Stock causes us to redeem such shares of Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the date any such request from a holder is deemed to be in good order by us, in exchange for the Preferred Stock.
Our common stock trades on the NYSE under the symbol "APTS." On October 21, 2019, the last reported sale price of our common stock on the NYSE was $14.52 per share. There is no established trading market for our Preferred Stock and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock on any national securities exchange.
Investing in our securities involves significant risks. You should carefully read and consider "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent periodic securities reports, on page 11 of this prospectus and in any additional prospectus or any prospectus supplement before investing in our securities.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled "Description of Capital Stock and Securities Offered — Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Preferred Stock	Maximum Offering
Public offering price	$1,000.00	$ 1,000,000,000 (1)
Selling commissions - Series A1 Redeemable Preferred Stock(2)(3)	$70.00	$70,000,000
Selling commissions - Series M1 Redeemable Preferred Stock(2)(3)	-	-
Dealer manager fee(2)(3)	$30.00	$30,000,000
Proceeds, before expenses, to us	$900.00	$900,000,000

(1)	Initial gross proceeds.

(2)
The Series A1 Redeemable Preferred Stock will have selling commissions between 5% and 7% and a dealer manager fee up to 3% of aggregate gross proceeds. The Series M1 Redeemable Preferred Stock will not have selling commissions but will have a dealer manager fee of up to 3% of aggregate gross proceeds. Selling commissions and the dealer manager fee are payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee and such non-cash compensation for this offering will not exceed 10% of the aggregate gross proceeds of this offering, which is referred to as FINRA’s 10% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds.

(3)
We expect our dealer manager to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Preferred Stock. Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer.

Participating broker-dealers may, by the terms of their contract with the dealer manager, reduce the sales commissions they charge from 7% to 5%. The selling commissions will not be reduced under any circumstances to below 5%. To the extent a participating broker-dealer reduces it sales commissions, the public offering price of the purchase to its customer will be reduced to reflect the reduction in sales commissions. See "Plan of Distribution." In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

The dealer manager of this offering is Preferred Capital Securities, LLC, or PCS, our affiliate. The dealer manager is not required to sell any specific number or dollar amount of the Preferred Stock, but will use its "reasonable best efforts" to sell the Preferred Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the discretion of the dealer manager. We expect to sell up to 1,000,000 Preferred Stock in this offering by September 27, 2021, which may be extended through September 27, 2022, in our sole discretion. If we extend the offering period beyond September 27, 2021, we will supplement this prospectus accordingly, if required. We may terminate this offering at any time or may offer Preferred Stock pursuant to a new registration statement.

We will sell the Preferred Stock through Depository Trust Company, or DTC, DTC settlement, or DTC Settlement; or, under special circumstances, through Direct Registration System settlement, or DRS Settlement. See the section entitled "Plan of Distribution" in this prospectus for a description of these settlement methods.

PREFERRED CAPITAL SECURITIES, LLC,
as Dealer Manager
The date of this prospectus is October 22, 2019

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in any amendment or prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.
The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information about Preferred Apartment Communities" and "Incorporation of Certain Documents By Reference."
Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in "Description of Capital Stock and Securities Offered," in this prospectus or any prospectus supplement hereto, references to the "Company," "we," "us" and "our" mean Preferred Apartment Communities, Inc. and its consolidated subsidiaries, including, without limitation, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, or our Operating Partnership, and "our Manager" refers to Preferred Apartment Advisors, LLC, a Delaware limited liability company, which is our external manager and advisor and a related party.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "goals," "guidance," "trends," "intend," "should," "could," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
•     our business and investment strategy;
•     our projected operating results;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies;
•     the state of the U.S. economy generally or in specific geographic areas;
•     economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including through the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac;
•     financing and advance rates for our target assets;
•     our expected leverage;
•     changes in the values of our assets;
•     our expected portfolio of assets;
•     our expected investments;
•     interest rate mismatches between our target assets and our borrowings used to fund such investments;
•     changes in interest rates and the market value of our target assets;
•     changes in prepayment rates on our target assets;
•     effects of hedging instruments on our target assets;
•     rates of default or decreased recovery rates on our target assets;
•     the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•     impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes, or REIT;
•     our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;
•     availability of investment opportunities in mortgage-related and real estate-related investments and securities;
•     availability of qualified personnel;
•     estimates relating to our ability to make distributions to our stockholders in the future;
•     competition in the markets we compete in;
•     market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

•	weakness in the national, regional and local economies, which could adversely impact consumer spending and retail sales and in turn tenant demand for space and could lead to increased store closings;

•	changes in market rental rates;

•	changes in demographics (including the number of households and average household income) surrounding our shopping centers;

•	adverse financial conditions for grocery anchors and other retail, service, medical or restaurant tenants;

•	continued consolidation in the retail and grocery sector;

•	excess amount of retail space in our markets;

•	reduction in the demand by tenants to occupy our shopping centers as a result of reduced consumer demand for certain retail formats;

•	the growth of online retailers and super-centers and warehouse club retailers, such as those operated by Wal-Mart and Costco, and their adverse effect on traditional grocery chains;

•
the entry of new market participants into the food sales business, such as Amazon's acquisition of Whole Foods, the growth of online food delivery services and online supermarket retailers and their collective adverse effect on traditional grocery chains;

•	our ability to aggregate a critical mass of grocery-anchored shopping centers;
•the impact of an increase in energy costs on consumers and its consequential effect on the number of shopping visits to our centers; and

•	consequences of any armed conflict involving, or terrorist attack against, the United States.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information about us, but does not contain all the information that may be important to you. This prospectus includes specific terms of the offering and information about our business and financial data. You should read carefully this entire prospectus, including the matters set forth under the caption "Risk Factors," and the information incorporated by reference in this prospectus before making an investment decision.

Our Company

We were formed primarily to own and operate multifamily properties and, to a lesser extent, own and operate student housing properties, grocery-anchored shopping centers and strategically located, well leased class A office buildings, all in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by our Manager as appropriate for us.

We have no employees of our own; our Manager provides all managerial and administrative personnel to us pursuant to the Sixth Amended and Restated Management Agreement, effective as of June 3, 2016, among the Company, our Operating Partnership, and our Manager. As referred to herein, the Sixth Amended and Restated Management Agreement, as it has been or may be amended, is referred to as the Management Agreement. Terms and conditions of our Management Agreement are disclosed and incorporated by reference in this prospectus, from our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings we make from time to time with the SEC. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with the tax year ended December 31, 2011. Our Manager has not offered prior programs or REITs which disclosed in the offering materials a date or time period at which the program or REIT might be liquidated.

Our consolidated financial statements include the accounts of the Company and our Operating Partnership. We control our Operating Partnership through our sole general partnership interest in the Operating Partnership, and we conduct substantially all of our business through our Operating Partnership.

The Offering
Issuer	Preferred Apartment Communities, Inc.
Preferred Stock offered by us
A maximum of 1,000,000 shares of Series A1 Redeemable Preferred Stock or Series M1 Redeemable Preferred Stock will be offered through our dealer manager in this offering on a reasonable best efforts basis. The Preferred Stock offered hereby have similar characteristics, including, but not limited to, rank, stated value and liquidation preferences; however, differences include, but are not limited to, dividend rates and redemption options, all as summarized below. See the section entitled "Description of Capital Stock and Securities Offered" in this prospectus for further discussion of this topic.

Series A1 Redeemable Preferred Stock offered by us
Rank.  The Series A1 Redeemable Preferred Stock ranks, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up, (a) senior to our common stock and (b) on a parity with our Series A Redeemable Preferred Stock, par value $0.01 per share, or Series A Stock, our Series M1 Redeemable Preferred Stock and our Series M Redeemable Preferred Stock, par value $0.01 per share, or mShares. Investors in the Series A1 Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series A1 Redeemable Preferred Stock receive a return of their capital. The Series A1 Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur.

Stated Value.  Each share of Series A1 Redeemable Preferred Stock will have an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A1 Redeemable Preferred Stock, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series A1 Redeemable Preferred Stock, or the Articles Supplementary.

Dividends.  Holders of Series A1 Redeemable Preferred Stock are entitled to receive, when and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A1 Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A1 Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We expect to pay dividends on the Series A1 Redeemable Preferred Stock monthly, unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to authorize and declare dividends on the shares of Series A1 Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.

Redemption at the Option of a Holder.  During the period beginning on the date of original issuance of the shares of Series A1 Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the first anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 13% redemption fee, plus an amount equal to any accumulated, accrued and unpaid dividends to the date any such request from a holder is deemed to be in good order by the Company (the "Redemption Date").

During the period beginning one year from the date of original issuance of the shares of Series A1 Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the second anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus an amount equal to any accumulated, accrued and unpaid dividends to the Redemption Date.

During the period beginning two years from the date of original issuance of the shares of Series A1 Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the third anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 5% redemption fee, plus an amount equal to any accumulated, accrued and unpaid dividends to the Redemption Date.

Beginning three years from the date of original issuance of the shares of Series A1 Redeemable Preferred Stock to be redeemed, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to the Redemption Date.

If a holder of Series A1 Redeemable Preferred Stock causes the Company to redeem such shares of Series A1 Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date, in exchange for the Series A1 Redeemable Preferred Stock.

Optional Redemption Following Death of a Holder. In addition, subject to restrictions, beginning on the date of original issuance and ending three years thereafter, we will redeem such shares of Series A1 Redeemable Preferred Stock of a holder who is a natural person upon his or her death at the written request of the holder's estate at a redemption price equal to the Stated Value, initially $1,000 per share, plus an amount equal to any accumulated, accrued and unpaid dividends thereon through and including the Redemption Date.

If a holder of Series A1 Redeemable Preferred Stock, or a holder's estate upon death of a holder, causes the Company to redeem such shares of Series A1 Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date, in exchange for the Series A1 Redeemable Preferred Stock.

Optional Call by the Company.  After two years from the date of original issuance of the shares of Series A1 Redeemable Preferred Stock to be called, we will have the right (but not the obligation) to call such shares of Series A1 Redeemable Preferred Stock at 100% of the Stated Value, initially $1,000 per share, plus an amount equal to any accumulated, accrued and unpaid dividends, if any, to and including the date fixed for the call as specified by the Company (the "Call Date"). If we choose to call any shares of Series A1 Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the call price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Call Date, in exchange for the Series A1 Redeemable Preferred Stock.

Our obligation to redeem or call any of the shares of Series A1 Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such call or redemption or we are restricted by applicable law from making such call or redemption.

Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A1 Redeemable Preferred Stock, the holders of shares of Series A1 Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued but unpaid dividends.

Series M1 Redeemable Preferred Stock offered by us
Rank.  Our Series M1 Redeemable Preferred Stock shall, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up rank (a) senior to our common stock and (b) on a parity with our Series A Stock, Series A1 Redeemable Preferred Stock and our mShares. Investors in Series M1 Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series M1 Redeemable Preferred Stock receive a return of their capital. The Series M1 Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur.

Stated Value.  Each Series M1 Redeemable Preferred Stock will have an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series M1 Redeemable Preferred Stock, as set forth in the articles supplementary setting forth the rights, preferences and limitations of our Series M1 Redeemable Preferred Stock, or the Articles Supplementary.

Dividends.  Holders of Series M1 Redeemable Preferred Stock are entitled to receive, when and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each Series M1 Redeemable Preferred Stock at an initial annual rate of six and one tenth percent (6.10%) of the Stated Value, which we refer to as the Dividend Rate. Beginning one year from the date of original issuance of each share of Series M1 Redeemable Preferred Stock, and on each one year anniversary thereafter for such Series M1 Redeemable Preferred Stock, the Dividend Rate shall increase by 0.10% per annum for such share; provided, however, that the Dividend Rate for any share of Series M1 Redeemable Preferred Stock shall not exceed seven and one tenth percent (7.10%) per annum. Dividends on each share of Series M1 Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We expect to pay dividends on the Series M1 Redeemable Preferred Stock monthly, unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to authorize and declare dividends on the Series M1 Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.

Redemption at the Option of a Holder.  During the period beginning on the date of original issuance of the Series M1 Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the first anniversary of such original issuance, the holder will have the right to require the Company to redeem such Series M1 Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per Series M1 Redeemable Preferred Stock, plus an amount equal to any accumulated, accrued and unpaid dividends to the Redemption Date, but less the amount of the dividends previously paid for the most recent three record dates, if any; provided however, to the extent the holder has held the Series M1 Redeemable Preferred Stock for less than three record dates, then the reduction amount will be equal to the amount of the dividends previously paid.

Beginning one year from the date of original issuance of the Series M1 Redeemable Preferred Stock to be redeemed, the holder will have the right to require the Company to redeem such Series M1 Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share of Series M1 Redeemable Preferred Stock, plus an amount equal to any accumulated, accrued and unpaid dividends to the Redemption Date.

If a holder of Series M1 Redeemable Preferred Stock causes the Company to redeem such shares of Series M1 Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date, in exchange for the Series M1 Redeemable Preferred Stock.

Optional Call by the Company.  After two years from the date of original issuance of the shares of Series M1 Redeemable Preferred Stock to be called, we will have the right (but not the obligation) to call such Series M1 Redeemable Preferred Stock at 100% of the Stated Value, initially $1,000 per share, plus an amount equal to any accumulated, accrued and unpaid dividends, if any, to and including the Call Date. If we choose to call any shares of Series M1 Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the call price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Call Date, in exchange for the Series M1 Redeemable Preferred Stock.

Our obligation to call or redeem any of the Series M1 Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such call or redemption or we are restricted by applicable law from making such call or redemption.

Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series M1 Redeemable Preferred Stock, the holders of shares of Series M1 Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share of Series M1 Redeemable Preferred Stock, plus an amount equal to any accumulated, accrued and unpaid dividends.

Capital stock to be outstanding after this offering	1,000,000 shares of Series A1 Redeemable Preferred Stock and Series M1 Redeemable Preferred Stock, assuming the maximum offering of 1,000,000 Preferred Stock in this offering.
44,246,703 shares of common stock.(1)

2,384,487 shares of Series A Redeemable Preferred Stock, assuming the maximum offerings under our registration statements on Form S-3 (Reg. Nos. 333-176604. 333-183355 and 333-211924). As of June 30, 2019, we had 1,829,408 outstanding shares of Series A Redeemable Preferred Stock outstanding.

498,968 mShares, assuming the maximum offering of 500,000 mShares under our registration statement on Form S-3 (Reg. No. 333-214531). As of June 30, 2019, we had 72,888 mShares outstanding.

Estimated use of proceeds
 Assuming selling commissions equal 7% of 80% of gross offering proceeds for sales attributable to Series A1 Redeemable Preferred Stock sales, or 5.6% of gross offering proceeds, and a dealer manager fee of 3.0% of gross offering proceeds, we estimate that we will receive net proceeds from the sale of Preferred Stock in this offering of approximately $894.0 million after deducting estimated offering expenses, including selling commissions and the dealer manager fee, payable by us of approximately $106.0 million; provided however, if we sold 100% of Series A1 Redeemable Preferred Stock and no shares of Series M1 Redeemable Preferred Stock and selling commissions equal the maximum 7% of gross offering proceeds and a dealer manager fee of 3.0% of gross offering proceeds, then the amount available for investment will equal $880.0 million, including selling commissions and the dealer manager fee, payable by us of approximately $120.0 million. We intend to invest substantially all of the net proceeds of this offering in connection with the acquisition of multifamily properties and other real estate-related investments, including grocery-anchored shopping centers and office buildings, and for general working capital purposes. If all the net proceeds of this offering are used to directly acquire real property, assuming an 80%/20% split of Series A1 Redeemable Preferred Stock and Series M1 Redeemable Preferred Stock as described above, we estimate that these investments would have an aggregate gross value (inclusive of mortgage indebtedness) of approximately $2.4 billion assuming receipt of net proceeds of $894.0 million from the offering. We intend to acquire such investments through the incurrence of indebtedness (secured and unsecured) of approximately 63% of the value of our tangible assets on a portfolio basis, with the balance of the acquisition cost thereof funded through the use of the net proceeds of this offering. Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering in interest-bearing short-term investments that are consistent with our intention to qualify as a REIT. Any interest-bearing short-term investment we make likely will provide a lower net return than we will seek to achieve from our target assets. See the section entitled "Use of Proceeds" included elsewhere in this prospectus.

NYSE
Our common stock is listed on the NYSE under the trading symbol "APTS."  There is no established public trading market for the offered shares of Preferred Stock and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock on any national securities exchange.

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(1) The number of shares of common stock to be outstanding immediately after this offering as shown above reflects the 44,246,703 shares of common stock outstanding as of June 30, 2019. This number includes the 26,446 shares of unvested restricted common stock issued to our independent directors in lieu of paying cash as compensation for annual service on our Board of Directors. This number excludes (a) shares of common stock that may be issued upon redemption of the Series A Redeemable Preferred Stock and mShares, offered pursuant to our offerings made under Registration Statement Nos. 333-183355, 333-211924, 333-214531 and 333-176604, (b) up to 27,846,940 shares of common stock issuable upon the exercise of the Warrants that have been issued in our offerings made under Registration Statement Nos. 333-183355, 333-211924, and 333-176604, and (c) shares of common stock that may be issued upon redemption of the Series A1 Redeemable Preferred Stock and Series M1 Redeemable Preferred Stock, offered hereby. This number also excludes approximately 3,617,500 shares of common stock reserved for future issuance under our equity incentive plan.

Capital Structure
The Preferred Stock rank senior to our common stock and to the Class A Units and Class B Units issued by our Operating Partnership and on parity with our mShares, our Series A Redeemable Preferred Stock, our Series A Redeemable Preferred Limited Partnership Units, and our mShare Redeemable Preferred Limited Partnership Units issued by our Operating Partnership with respect to both payment of dividends and distribution of amounts upon liquidation. Our Board of Directors has the authority to issue shares of additional series of preferred stock that could be senior in priority to the Preferred Stock.

Determination of Offering Price

The selling price of the Preferred Stock has been determined pursuant to discussions between us and our affiliated dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded REIT securities; current market valuations of public companies considered comparable to our Company; and the price per share of our mShares and Series A Redeemable Preferred Stock. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

However, for the purpose of allowing the dealer manager and the participating broker-dealers to comply with FINRA Rule 2310(b)(5) and to participate in the distribution of this offering of the Preferred Stock, we have agreed that annually we will provide a per share estimate of the value of our Preferred Stock in the annual report to shareholders filed pursuant to Section 13(a) of the Exchange Act.

Covered Security
The term "covered security" applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE. The Preferred Stock is a covered security because it is senior to our common stock and therefore is exempt from state registration.

There are several advantages to both issuers and investors of a security being deemed a covered security. These include:
•    More Investors — Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky" regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.
•    Issuance Costs — Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. All investors of the issuer would benefit from any lower issuance costs that may be achieved.
There are several disadvantages to investors of a security being deemed a covered security. These include:
•    Lack of State Suitability Standards — Since there are no state investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors that may not be suitable to purchase the securities.
•    No State Review — Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

Risk Factors

Before making an investment decision, you should carefully consider all the information set forth in this prospectus and, in particular, under "Risk Factors."

RISK FACTORS
An investment in our securities involves significant risks. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following risk factors related to this offering, as well as the other risk factors incorporated by reference in this prospectus, from our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations," as applicable, and other filings we may make from time to time with the SEC.
Risks Related to This Offering
There is no public market for our Preferred Stock and we do not expect one to develop.
There is no public market for our Preferred Stock offered in this offering, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, and these restrictions may inhibit your ability to sell the Preferred Stock promptly or at all. If you are able to sell the Preferred Stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Preferred Stock only as a long-term investment. Beginning on the date of original issuance, the holder of shares of our Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date. If we opt to pay the redemption price in shares of common stock, you may receive publicly traded shares as we currently expect to continue listing our common stock on the NYSE.
We will be required to terminate this offering if our common stock is no longer listed on the NYSE or another national securities exchange.
The Preferred Stock is a "covered security" and therefore is not subject to registration under the state securities, or "Blue Sky," regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on the NYSE. If our common stock is no longer listed on the NYSE or another appropriate exchange, we will be required to register this offering in any state in which we subsequently offer the Preferred Stock. This would require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.
Shares of Preferred Stock may be redeemed for shares of common stock, which rank junior to the Preferred Stock with respect to dividends and upon liquidation.
Beginning on the date of original issuance, the holder of shares of Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date. We may opt to pay the redemption price in shares of our common stock. The rights of the holders of shares of Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our Company, the holders of shares of our Preferred Stock are entitled to receive a liquidation preference of Stated Value, $1,000 per share, plus an amount equal to any accumulated, accrued and unpaid dividends at the rate of 6% per annum for the Series A1 Redeemable Preferred Stock, or at the Dividend Rate for the Series M1 Redeemable Preferred Stock, prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to our Preferred Stock.
We will be able to call your shares of Preferred Stock for redemption under certain circumstances without your consent.
We will have the ability to call the outstanding shares of Preferred Stock after two years from the date of original issuance of such shares of Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Preferred Stock, in whole or in part, at 100% of the Stated Value per share, plus any accrued and unpaid dividends. The redemption price is payable in cash or in equal value of common stock, in our sole discretion, calculated based on the closing price of our common stock for the trading day immediately prior to the Call Date.
The cash distributions you receive may be less frequent or lower in amount than you expect.
Our Board of Directors will determine the amount and timing of distributions on our Preferred Stock. In making this determination, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on our Preferred Stock nor can we assure you that sufficient cash will be available to make distributions to you. We cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on our Preferred Stock.
The credit agreement for our credit facility limits our ability to make cash dividend payments and we may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on the Series A Redeemable Preferred Stock and our common stock.
Our governing documents do not have limitations on the amount of leverage we may use. As of June 30, 2019, we and our subsidiaries had outstanding approximately $2.4 billion of secured indebtedness and no unsecured indebtedness. The credit agreement for our credit facility specifically limits our ability to make cash dividends to the greater of (i) the amount required for us to maintain our status as a REIT or (ii) 95.0% of our adjusted funds from operations for the trailing four quarters on a consolidated basis. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to the Preferred Stock and our common stock if we incur additional indebtedness.
Upon the sale of any individual property, holders of Preferred Stock do not have a priority over holders of our common stock regarding return of capital.
Holders of our Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Preferred Stock. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Preferred Stock receive a return of their capital.
Distributions paid from sources other than our net cash provided by operating activities, particularly from proceeds of any offerings of our securities, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with net cash provided by operating activities and may adversely affect our stockholders' overall return.

We have paid distributions from sources other than from net cash provided by operating activities. If we do not generate sufficient net cash provided by operating activities and other sources, such as from borrowings, the sale of additional securities, advances from our Manager, our Manager's deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from any offering of our securities. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time, except for distributions on our Preferred Stock, which would require approval by a supermajority vote of our Common stockholders. Distributions made from offering proceeds may be a return of capital to stockholders, from which we will have already paid offering expenses in connection with the related offering. We have not established any limit on the amount of proceeds from our securities offerings that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of an offering of our securities, we will have less funds available for acquiring properties or real estate-related investments. As a result, the return our stockholders realize on their investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of an offering of our securities may affect our ability to generate net cash provided by operating activities. Funding distributions from the sale of our securities could dilute the interest of our common stockholders if we sell shares of our Common Stock or securities convertible or exercisable into shares of our Common Stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient net cash provided by operating activities, affect our profitability and/or affect the distributions payable to our stockholders upon a liquidity event, any or all of which may have an adverse effect on our stockholders.

We established the offering price for the Preferred Stock pursuant to discussions between us and our affiliated dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.
The selling price of the Preferred Stock has been determined pursuant to discussions between us and our affiliated dealer manager based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded REIT securities; current market valuations of public companies considered comparable to our Company; and the price per share in our prior preferred stock offerings of Series A Redeemable Preferred Stock and mShares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.
Your percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock (which you may become upon receipt of redemption payments in shares of common stock, or conversion of any of your shares of Preferred Stock).
We may make redemption payments under the terms of the Preferred Stock in shares of our common stock. Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our common stock. Any sales or perceived sales in the public market of shares of our common stock issuable upon such redemption payments could adversely affect prevailing market prices of shares of our common stock. The issuance of common stock upon such redemption payments also may have the effect of reducing our net income per share (or increasing our net loss per share). In addition, the existence of Preferred Stock may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our common stock.
Our Board of Directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our Board of Directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our stockholders. Our Board of Directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities (a) to persons from whom we purchase apartment communities, as part or all of the purchase price of the community, or (b) to our Manager in lieu of cash payments required under the management agreement or other contract or obligation. Our Board of Directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us.
Our charter also authorizes our Board of Directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Preferred Stock offered in this offering (including equity or debt securities convertible into preferred stock) and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or the Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into preferred stock with a distribution preference over common stock or the Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock and our Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.
Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing Preferred Stock in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair mark value of, and the amount of distributions paid on, your shares of Preferred Stock and common stock, if any.
Stockholders have limited control over changes in our policies and operations.
Our Board of Directors determines our major policies, including with regard to investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our Board of Directors may amend or revise these and other policies without a vote of the stockholders. Holders of our Preferred Stock have no voting rights. Our common stock is the only class of our securities that carries voting rights. Under our charter and the Maryland General Corporation Law, or MGCL, holders of our common stock generally have a right to vote only on the following matters:

•	the election or removal of directors;

•	the amendment of our charter, except that our Board of Directors may amend our charter without stockholder approval to:

◦	change our name;

◦	change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;

◦	increase or decrease the aggregate number of shares of stock that we have the authority to issue;

◦	increase or decrease the number of shares of any class or series of stock that we have the authority to issue; and

◦	effect certain reverse stock splits;

•	our liquidation and dissolution; and

•	our being a party to a merger, consolidation, conversion, sale or other disposition of all or substantially all our assets or statutory share exchange.

All other matters are subject to the discretion of our Board of Directors.

The Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur, and your interests could be diluted by the issuance of additional preferred stock, including additional Preferred Stock, and by other transactions.

The Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur. The credit agreement for our credit facility includes, and future debt we incur may include, restrictions on our ability to pay dividends on our preferred stock, including the Preferred Stock. The issuance of additional preferred stock on a parity with or senior to the Preferred Stock would dilute the interests of the holders of the Preferred Stock, and any issuance of preferred stock senior to the Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Preferred Stock. The terms of the Preferred Stock do not restrict our ability to authorize or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are on parity with or senior to the Preferred Stock or to incur additional indebtedness. The Preferred Stock does not contain any provision affording the holders of the Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Preferred Stock.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.
We may make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income likely will decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.
Our ability to call or redeem shares of Preferred Stock may be limited by Maryland law.
Under Maryland law, a corporation may call or redeem stock as long as, after giving effect to the call or redemption, the corporation is able to pay its debts as they become due in the usual course (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the call or redemption, to satisfy the preferential rights upon dissolution of stockholders when preferential rights on dissolution are superior to those whose stock is being called or redeemed (the balance sheet solvency test). If the Company is insolvent at any time when a call or redemption of shares of Preferred Stock is required to be made, the Company may not be able to effect such call or redemption.
If we fail to continue to qualify as a REIT, we will be subject to tax on our income and the amount of distributions we make to our stockholders will be reduced.
We have elected to be taxed as a REIT commencing with our tax year ended December 31, 2011 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification if our Board of Directors determines that not qualifying as a REIT is in our best interest, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We currently intend to structure our activities in a manner designed to satisfy all requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to remain qualified as a REIT is not binding on the Internal Revenue Service, or IRS, and is not a guarantee that we will continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
If we fail to continue to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
Although we intend to operate in a manner intended to continue to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our Board of Directors to determine to revoke our REIT election. Even if we continue to qualify as a REIT, we expect to incur some taxes, such as state and local taxes, taxes imposed on certain subsidiaries and potential U.S. federal excise taxes.

USE OF PROCEEDS
The table below sets forth our estimated use of proceeds from this offering, assuming we sell the maximum of 1,000,000 Preferred Stock in this offering at the public offering price of $1,000 per Preferred Stock for maximum gross offering proceeds of $1.0 billion. The Preferred Stock will be sold at a public offering price of $1,000 per share of Preferred Stock. The Preferred Stock will not be certificated.
Based on management's current expectations for sales under this offering, the first table below assumes 80% of the offering will be attributable to sales of our Series A1 Redeemable Preferred Stock and 20% will be attributable to sales of our Series M1 Redeemable Preferred Stock. We have also provided estimated use of proceeds assuming (a) 100% of the offering will be attributable to sales of our Series A1 Redeemable Preferred Stock at a 7% commission and 0% will be attributable to sales of our Series M1 Redeemable Preferred Stock and (b) 0% of the offering will be attributable to sales of our Series A1 Redeemable Preferred Stock and 100% of the offering will be attributable to sales of our Series M1 Redeemable Preferred Stock. The footnotes at the end of the third table below apply to all three tables.
Estimated Application of Proceeds of this Offering
(80% Series A1 Redeemable Preferred Stock and 20% Series M1 Redeemable Preferred Stock)

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$1,000,000,000	100.00%
Offering expenses:
Selling commissions(1)	$56,000,000	5.60%
Dealer manager fee(1)	$30,000,000	3.00%
Other offering expenses(2)	$20,000,000	2.00%
Amount available for investment(3)	$894,000,000	89.40%

Cash down payment (equity)	$879,000,000	87.90%
Acquisition Costs (4)	$15,000,000	1.50%

Proceeds invested	$894,000,000	89.40%
Offering expenses	$106,000,000	10.60%
Total application of proceeds	$1,000,000,000	100.00%

Estimated Application of Proceeds of this Offering
(100% Series A1 Redeemable Preferred Stock and 0% Series M1 Redeemable Preferred Stock)

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$1,000,000,000	100.00%
Offering expenses:
Selling commissions(1)	$70,000,000	7.00%
Dealer manager fee(1)	$30,000,000	3.00%
Other offering expenses(2)	$20,000,000	2.00%
Amount available for investment(3)	$880,000,000	88.00%

Cash down payment (equity)	$865,000,000	86.50%
Acquisition Costs (4)	$15,000,000	1.50%

Proceeds invested	$880,000,000	88.00%
Offering expenses	$120,000,000	12.00%
Total application of proceeds	$1,000,000,000	100.00%

Estimated Application of Proceeds of this Offering
(0% Series A1 Redeemable Preferred Stock and 100% Series M1 Redeemable Preferred Stock)

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$1,000,000,000	100.00%
Offering expenses:
Selling commissions(1)	$0	0.00%
Dealer manager fee(1)	$30,000,000	3.00%
Other offering expenses(2)	$20,000,000	2.00%
Amount available for investment(3)	$950,000,000	95.00%

Cash down payment (equity)	$935,000,000	93.50%
Acquisition Costs (4)	$15,000,000	1.50%

Proceeds invested	$950,000,000	95.00%
Offering expenses	$50,000,000	5.00%
Total application of proceeds	$1,000,000,000	100.00%

_______________________________________________________________________________

(1)
See the "Plan of Distribution" section of this prospectus for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and such non-cash compensation for this offering will not exceed FINRA’s 10% underwriting compensation cap.

(2)
Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. We will reimburse our Manager and its affiliates for such offering expenses in an amount up to 2.0% of gross offering proceeds based on the aggregate proceeds of this offering. Our Manager and its affiliates will be responsible for any such offering expenses that exceed 2.0% of aggregate gross offering proceeds under this offering, without recourse against or reimbursement by us; however, upon approval by the conflicts committee of our Board of Directors, we may reimburse our Manager for any such expenses incurred above the 2.0% amount as permitted by FINRA. Subject to the foregoing, all organization and offering expenses, including selling commissions and the dealer manager fee, will be capped at 12.0% of the aggregate gross proceeds of this offering.

(3)
Although the net proceeds are expected to be used in connection with the acquisition of multifamily properties and other real estate-related investments, including grocery-anchored shopping centers and office buildings, and the payment of fees and expenses related thereto, the proceeds are available for our other capital needs, whether related to the repayment of debt or otherwise. For purposes of this table, however, we have assumed that we will use all the net proceeds for acquisitions of real property and the payment of related fees and expenses. Until required in connection with the acquisition of real property or other capital needs, we intend to invest the net proceeds of this offering in a manner which will not adversely affect our ability to qualify, or maintain our qualification, as a REIT.

(4)
Assumes that acquisition costs in connection with acquiring real estate properties in connection with our investment strategy will be an amount equal to approximately 3% of gross offering proceeds. Acquisitions costs may include, but are not limited to, real estate commissions, acquisition fees, finders' fees, selection fees, development fees, construction fees, management fees, consulting fees or any other similar fees or commissions howsoever designated and howsoever treated for tax or accounting purposes.

We intend to invest substantially all the net proceeds of this offering in connection with the acquisition of multifamily properties and other real estate-related investments, including grocery-anchored shopping centers and office buildings, and for general working capital purposes. If all the net proceeds of this offering are used to directly acquire real property, we estimate that these investments would have an aggregate gross value (inclusive of mortgage indebtedness) of approximately $2.4 billion assuming receipt of net proceeds of $894.0 million described above. We intend to acquire such investments through the incurrence of indebtedness (secured and unsecured) of approximately 63% of the value of our tangible assets on a portfolio basis, with the balance of the acquisition cost thereof funded through the use of the net proceeds of this offering.
Neither our charter nor our bylaws contain any limitation on the amount of leverage we may use. Our investment guidelines, which can be amended by our Board of Directors without stockholder approval, limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. The credit agreement for our credit facility specifically limits our ability to make cash dividends to the greater of (i) the amount required for us to maintain our status as a REIT or (ii) 95.0% of our adjusted funds from operations on a consolidated basis.
Our Manager may invest net proceeds of this offering in interest-bearing short-term investments that are consistent with our intention to qualify as a REIT, pending investment in our target assets. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES OFFERED
We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information about Preferred Apartment Communities."
General
Our charter authorizes us to issue up to 400,066,666 shares of common stock, $0.01 par value per share, 15,000,000 shares of preferred stock, $0.01 par value per share, 3,050,000 shares of which have been classified and designated as Series A Redeemable Preferred Stock, 500,000 shares of which have been classified and designated as mShares, 1,000,000 shares of which have been classified and designated as Series A1 Redeemable Preferred Stock and 1,000,000 shares of which have been classified and designated as Series M1 Redeemable Preferred Stock. Our charter authorizes our Board of Directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of June 30, 2019, 44,246,703 shares of common stock were issued and outstanding on a fully diluted basis, including 26,446 unvested restricted shares of common stock, 1,829,408 shares of Series A Redeemable Preferred Stock, and 72,888 shares of Series M Redeemable Preferred Stock, or mShares, were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.
As of June 30, 2019, there were outstanding: (i) 1,362,198 warrants issued in connection with our offerings of Series A Redeemable Preferred Stock that are exercisable for 27,243,960 shares of our common stock; and (ii) 874,937 Class A Units of our Operating Partnership, with each Class A Unit exchangeable for one share of our common stock or, at our option, the cash value of one share of our common stock. Other than those described in the previous sentence, there are no outstanding warrants or rights of any other kind in respect of our common stock.
Our charter also contains a provision permitting our Board of Directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our Board of Directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled "Risk Factors" included elsewhere in this prospectus.

Common Stock
Subject to the preferential rights of our Series A Redeemable Preferred Stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our Board of Directors and declared by us out of legally available funds and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock generally will have no appraisal rights.
The holders of common stock shall vote together as a single class on all matters. Holders of shares of common stock shall be entitled to vote for the election of directors. Directors may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding common stock. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum). Any such director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
Preferred Stock
Our charter authorizes our Board of Directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our Board of Directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.
Securities Offered In This Offering
Series A1 Redeemable Preferred Stock
Our Board of Directors, including our independent directors, has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series A1 Redeemable Preferred Stock.
The following is a brief description of the terms of our Series A1 Redeemable Preferred Stock. The description of our Series A1 Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series A1 Redeemable Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

Rank. Our Series A1 Redeemable Preferred Stock ranks with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•
senior to our common stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A1 Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•
on parity with our mShares, Series A Redeemable Preferred Stock, Series M1 Redeemable Preferred Stock and any other class or series of our capital stock, the terms of which expressly provide that such class or series ranks on parity with our Series A1 Redeemable Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution;

•
junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A1 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

•	junior to all our existing and future debt obligations.

Investors in the Series A1Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series A1 Redeemable Preferred Stock receive a return of their capital.
Stated Value. Each share of Series A1 Redeemable Preferred Stock will have an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A Redeemable Preferred Stock, as set forth in the Series A1 Redeemable Preferred Stock Articles Supplementary.
Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series A1 Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A1 Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A1 Redeemable Preferred Stock begin accruing on, and are cumulative from, the date of issuance. We expect to pay dividends on the Series A1 Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to authorize and declare dividends on the shares of Series A1 Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Holders of our shares of Series A1 Redeemable Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series A1 Redeemable Preferred Stock. Unless full cumulative dividends on our shares of Series A1 Redeemable Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series A1 Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series A1 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•
except by conversion into or exchange for shares of stock ranking junior to the Series A1 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption, purchase or acquisition of, any common stock or any class or series of our stock ranking junior to or on parity with the Series A1 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.
Redemption at the Option of a Holder. During the period beginning on the date of original issuance of the shares of our Series A1 Redeemable Preferred Stock to be redeemed and ending on the date immediately preceding the first anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 13% redemption fee, plus an amount equal to any accumulated, accrued and unpaid dividends through and including the Redemption Date.
During the period beginning one year from the date of original issuance of the shares of our Series A1 Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the second anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 10% redemption fee, plus an amount equal to any accumulated, accrued and unpaid dividends through and including the Redemption Date.
During the period beginning two years from the date of original issuance of the shares of our Series A1 Redeemable Preferred Stock to be redeemed and ending on the day immediately preceding the third anniversary of such original issuance, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to the Stated Value, less a 5% redemption fee, plus an amount equal to any accumulated, accrued and unpaid dividends through and including the Redemption Date.
Beginning three years from the date of original issuance of the shares of our Series A1 Redeemable Preferred Stock to be redeemed, the holder will have the right to require the Company to redeem such shares of Series A1 Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accumulated, accrued and unpaid dividends through and including the Redemption Date.
If a holder of Series A1 Redeemable Preferred Stock causes the Company to redeem such shares of Series A1 Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date, in exchange for the Series A1 Redeemable Preferred Stock through and including the Redemption Date.
Optional Redemption Following Death of a Holder. Subject to restrictions, beginning on the date of original issuance and ending three years thereafter, we will redeem shares of Series A1 Redeemable Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, plus an amount equal to any accumulated, accrued and unpaid dividends thereon through and including the Redemption Date; provided, however, that our obligation to redeem any of the shares of Series A1 Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. Upon any such redemption request from a holder’s estate, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date, in exchange for the Series A1 Redeemable Preferred Stock.
Our obligation to redeem any shares of our Series A1 Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption we are restricted by applicable law from making such redemption.
Optional Call by the Company. We will have the right to call any or all shares of our Series A1 Redeemable Preferred Stock beginning on the second anniversary of the date of original issuance of the shares of Series A1 Redeemable Preferred Stock to be called. We will call such shares of Series A1Redeemable Preferred Stock at a call price equal to 100% of the Stated Value per share of Series A1 Redeemable Preferred Stock, plus an amount equal to any accumulated, accrued and unpaid dividends through the Call Date. If fewer than all the outstanding shares of Series A1 Redeemable Preferred Stock that are eligible to be called are to be called, we shall select those shares to be called pro rata or in any such manner as our Board of Directors may determine. We have the right, in our sole discretion, to pay the call price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Call Date, in exchange for the Series A1 Redeemable Preferred Stock.
We may exercise our call right by delivering a written notice thereof to all, but not less than all, of the holders of Series A1 Redeemable Preferred Stock currently eligible to be called. A call notice shall be irrevocable. Each such notice will state the date on which the call by us shall occur, which date will be 30 days following the notice date.
If full cumulative dividends on all outstanding shares of Series A1 Redeemable Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of the Series A1 Redeemable Preferred Stock may be called, unless all outstanding shares of the Series A1 Redeemable Preferred Stock eligible to be called are simultaneously called, and neither us nor any of our affiliates may purchase or otherwise acquire shares of the Series A1 Redeemable Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A1 Redeemable Preferred Stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A1 Redeemable Preferred Stock, the holders of shares of Series A1 Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series A1 Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, call, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, or the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A1 Redeemable Preferred Stock will not be added to our total liabilities.
Voting Rights. Our Series A1 Redeemable Preferred Stock has no voting rights.
Series M1 Redeemable Preferred Stock
Our Board of Directors, including our independent directors, has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as Series M1 Redeemable Preferred Stock.
The following is a brief description of the terms of our Series M1 Redeemable Preferred Stock. The description of our Series M1 Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series M1 Redeemable Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
Rank. Our Series M1 Redeemable Preferred Stock ranks with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•
senior to our common stock and any other class or series of our capital stock, the terms of which expressly provide that our Series M1 Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•
on parity with our Series A Redeemable Preferred Stock, mShares, Series A1 Redeemable Preferred Stock and any other class or series of our capital stock, the terms of which expressly provide that such class or series ranks on parity with our Series M1 Redeemable Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution;

•
junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series M1 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

•	junior to all our existing and future debt obligations.

Investors in Series M1 Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series M1 Redeemable Preferred Stock receive a return of their capital.
Stated Value. Each share of Series M1 Redeemable Preferred Stock will have an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series M1 Redeemable Preferred Stock, as set forth in the Series M1 Redeemable Preferred Stock Articles Supplementary.
Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series M1 Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series M1 Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series M1 Redeemable Preferred Stock at an annual rate, which we refer to as the Dividend Rate. The Dividend Rate will initially be set at six and one tenth percent (6.10%) of the Stated Value. Beginning one year from the date of original issuance of each share of Series M1 Redeemable Preferred Stock, and on each one year anniversary thereafter for such shares of Series M1 Redeemable Preferred Stock, the articles supplementary for the Series M1 Redeemable Preferred Stock provides that the Dividend Rate shall increase by 0.10% per annum for such shares of Series M1 Redeemable Preferred Stock; provided, however, that the Dividend Rate for any share of Series M1 Redeemable Preferred Stock shall not exceed seven and one tenth percent (7.10%) per annum. Dividends on each share of Series M1 Redeemable Preferred Stock will begin accruing on, and are cumulative from, the date of issuance. We expect to pay dividends on the Series M1 Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to authorize and declare dividends on the Series M1 Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Holders of our Series M1 Redeemable Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our Series M1 Redeemable Preferred Stock. Unless full cumulative dividends on our Series M1 Redeemable Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series M1 Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series M1 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•
except by conversion into or exchange for shares of stock ranking junior to the Series M1 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the mShares as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.

Redemption at the Option of a Holder. During the period beginning on the date of original issuance of the Series M1 Redeemable Preferred Stock to be redeemed and ending on the date immediately preceding the first anniversary of such original issuance, the holder will have the right to require the Company to redeem such Series M1 Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accumulated, accrued and unpaid dividends through and including the Redemption Date, but less the amount of the dividends previously paid for the most recent three record dates, if any; provided however, to the extent the holder has held the Series M1 Redeemable Preferred Stock for less than three record dates, then the reduction amount will be equal to the amount of the dividends previously paid.
Beginning one year from the date of original issuance of the shares of our Series M1 Redeemable Preferred Stock to be redeemed, the holder will have the right to require the Company to redeem such Series M1 Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accumulated, accrued and unpaid dividends through and including the Redemption Date.
If a holder of Series M1 Redeemable Preferred Stock causes the Company to redeem such Series M1 Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date, in exchange for the Series M1 Redeemable Preferred Stock.
Our obligation to redeem any Series M1 Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Optional Call by the Company. We will have the right to call any or all Series M1 Redeemable Preferred Stock beginning on the second anniversary of the date of original issuance of the Series M1 Redeemable Preferred Stock to be called. We will call such Series M1 Redeemable Preferred Stock at a call price equal to 100% of the Stated Value per Series M1 Redeemable Preferred Stock, plus any accrued but unpaid dividends through the Call Date. If fewer than all the outstanding shares of Series M1 Redeemable Preferred Stock that are eligible to be called are to be called, we shall select those shares to be called pro rata or in any such manner as our Board of Directors may determine. We have the right, in our sole discretion, to pay the call price in cash or in equal value of our common stock, calculated based on the closing price of our common stock for the trading day immediately prior to the Redemption Date, in exchange for the Series M1 Redeemable Preferred Stock.
We may exercise our call right by delivering a written notice thereof to all, but not less than all, of the holders of Series M1 Redeemable Preferred Stock currently eligible to be called. A call notice shall be irrevocable. Each such notice will state the date on which the call by us shall occur, which date will be 30 days following the notice date.
If full cumulative dividends on all outstanding shares of Series M1 Redeemable Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of the Series M1 Redeemable Preferred Stock may be called, unless all outstanding shares of the Series M1 Redeemable Preferred Stock eligible to be called are simultaneously called, and neither us nor any of our affiliates may purchase or otherwise acquire shares of the Series M1 Redeemable Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series M1 Redeemable Preferred Stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our Series M1 Redeemable Preferred Stock, the holders of shares of Series M1 Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per Series M1 Redeemable Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series M1 Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, call redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, or the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of Series M1 Redeemable Preferred Stock will not be added to our total liabilities.
Voting Rights. Our Series M1 Redeemable Preferred Stock has no voting rights.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our Board of Directors. In an uncontested election of directors, each director is elected by a majority of total votes cast for and against such director nominee at a meeting of stockholders dully called and at which a quorum is present. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director in a contested election.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter does not provide for a lesser percentage in these situations.
An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called upon the request of a majority of our directors, the chairman of the Board, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders’ compliance with certain procedures set forth in our bylaws). The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder’s name and address and the number of shares owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

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we cannot be "closely held" under Section 856(h) of the Code; that is, five or fewer individuals (as specially defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts and subject to certain constructive ownership rules) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

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100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled "Material U.S. Federal Income Tax Considerations" included elsewhere in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of shares of our stock.
Our Board of Directors, in its sole discretion, may waive this ownership limit (prospectively or retroactively) if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.
In addition to prohibiting the transfer or ownership of our stock that would result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being "closely held" within the meaning of Section 856(h) of the Code (regardless of whether the ownership interest is held during the last half of a taxable year);

•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise result in our disqualification as a REIT.

If any attempted transfer of our stock, if effective, would result in a violation of these limitations, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (or, in the case of a transfer that would result in our stock being beneficially owned by fewer than 100 persons, be void), and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the Board of Directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee of Excess Securities prior to our discovery of the Excess Securities and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If a transfer to the trust would be ineffective for any reason to prevent a violation of any of the foregoing restrictions, the transfer resulting in such violation will be void from the time of such purported transfer.
The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the event causing the shares to be held in the beneficial trust). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift), and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.
Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our Board of Directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.
The 9.8% ownership limit does not apply to the underwriters in a public offering of shares. Any person who owns more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. Each such person also must provide us with such additional information as we may request in order to determine the effect of such ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.
Distribution Policy and Distributions
Holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series A Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We paid the initial dividend on our Series A Redeemable Preferred Stock in May 2012 to applicable stockholders of record as of April 30, 2012, and thereafter have consistently paid monthly dividends on the Series A Redeemable Preferred Stock. We expect to continue to pay dividends on the Series A Redeemable Preferred Stock monthly, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. We also expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis payable on the 20th day of the month following the month for which the dividend was declared (or the next business day if the 20th day is not a business day). The timing and amount of such dividends will be determined by our Board of Directors, in its sole discretion, and may vary from time to time.
Because all our operations will be performed indirectly through our Operating Partnership, our ability to pay distributions depends on our Operating Partnership’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions.
Distributions will be paid to our stockholders when and if authorized by our Board of Directors and declared by us out of legally available funds as of the record dates selected by our Board of Directors. We expect to declare and pay distributions to our common stockholders quarterly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. Distributions will be authorized at the discretion of our Board of Directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in any offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our REIT taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the section entitled "Material U.S. Federal Income Tax Considerations — Annual Distribution Requirements" included elsewhere in this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled "Material U.S. Federal Income Tax Considerations — REIT Qualification Tests" included elsewhere in this prospectus.
Business Combinations
Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has adopted a resolution exempting any business combination with our Manager or any affiliate of our Manager. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Manager or any affiliate of our Manager. As a result, our Manager or any affiliate of our Manager may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.
Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter and bylaws provide that vacancies on our Board of Directors may be filled by the remaining directors. Any such director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. Our charter also vests in the Board of Directors the exclusive power to fix the number of directorships. In addition, our charter provides that any director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding common stock. Our bylaws require, unless called by our chairman of the Board of Directors, president, chief executive officer or Board of Directors, the request of holders of a majority of outstanding shares to call a special meeting to act on any matter that may properly be considered at a meeting of stockholders.
Advance Notice of Director Nominations and New Business
Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.
Our bylaws also provide that nominations of individuals for election to the Board of Directors may be made at an annual meeting (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of our Board of Directors, or (3) by any stockholder who is a stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws further provide that the proposal of other business to be considered by stockholders may be made at an annual meeting (x) pursuant to the notice of meeting, (y) by or at the direction of our Board of Directors, or (z) by any stockholder of record both at the time of giving notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting on any such other business and who has complied with the advance notice provisions set forth in our bylaws.
A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

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not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or

•
if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Nominations of individuals for election to the Board of Directors may be made at a special meeting, (A) by or at the direction of our Board of Directors, (B) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the procedures set forth in our bylaws and that has supplied the information required by our bylaws about each individual whom such stockholder proposes to nominate for election as a director, or (C) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 5:00 p.m., Eastern Time, on the later of either:

◦	ninety days prior to the special meeting; or

◦	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our Board of Directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or Manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. With the approval of our Board of Directors, we may provide such indemnification and advance for expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company, including our Manager or any of its affiliates. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
We also have agreed to indemnify and hold harmless our Manager and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the management agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the management agreement.
We have entered into an indemnification agreement with each of our officers and directors. Each indemnification agreement provides, among other things, that we will indemnify, to the maximum extent permitted by law, the covered officer or director against any and all judgments, penalties, fines and amounts paid in settlement, and all reasonable and out-of-pocket expenses (including attorneys’ fees), actually and reasonably incurred in connection with any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding that arises out of the officer’s or director’s status as a present or former officer, director, employee or agent of the Company. Each indemnification agreement also requires us, upon request of the covered officer or director, to advance the expenses related to such an action provided that the officer or director undertakes to repay any amounts to which he is subsequently determined not to be entitled.
The indemnification agreement is not exclusive of any other rights to indemnification or advancement of expenses to which the covered officer or director may be entitled, including any rights arising under our charter or bylaws or applicable law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock and our Preferred Stock is Computershare Trust Company, N.A.
Listing
Our shares of common stock are listed on the NYSE under the symbol "APTS." Our shares of Preferred Stock are not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of shares of our common stock and preferred stock, including the Series A1 Redeemable Preferred Stock and Series M1 Redeemable Preferred Stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in any prospectus supplement that relates to those securities. For purposes of this summary, references to "the Company," "we," "our" and "us" mean only Preferred Apartment Communities, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Code, Department of Treasury, or Treasury, regulations promulgated under the Code, or Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.
This summary does not address (i) U.S. federal taxes other than income taxes, or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of our stock that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;

•	partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

•	insurance companies;

•	pension plans or other tax-exempt organizations, except to the extent summarized below;

•	"qualified foreign pension funds" or entities wholly owned by a qualified foreign pension fund;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting

•	persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	persons subject to special tax accounting rules under Code Section 451(b);

•	regulated investment companies

•	REITs;

•	certain U.S. expatriates;

•	United States persons whose "functional currency" is not the U.S. dollar;

•	persons who acquired shares of our stock through the exercise of an employee stock option or otherwise as compensation;

•	persons who are Non-U.S. Stockholders (as defined below), except to the extent summarized below; and

•	owners of holders of shares of our stock.
No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock has been requested from the Internal Revenue Service, or IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold shares of our stock as a capital asset, which generally means as property held for investment.
Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations commencing with our taxable year ended December 31, 2011. We intend to continue operating as a REIT so long as our Board of Directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT, generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as summarized in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with the registration statement, of which this prospectus is a part. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our Operating Partnership has been and will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws, which are described below. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Proskauer Rose LLP has no obligation to update its opinion subsequent to the date of such opinion.
General
The term "REIT taxable income" means the taxable income as computed for a corporation that is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247 and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•
deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at the normal corporate rate on any undistributed REIT taxable income or net capital gain

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not due to willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability;

•
We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us

•	if we have net income from prohibited transactions such income would be subject to a 100% tax. See "- REIT Qualification Requirements - Prohibited Transactions;"

•
We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease

•
If we fail to satisfy any of the REIT Asset Tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the corporate tax rate (currently 21%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests;

•
If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure

•
If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e. , a "taxable mortgage pool" or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate-level U.S. federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business taxable income, or UBTI;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us;

•
If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us;

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary, or a TRS, that do not reflect arm’s-length terms;

•
The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary, or QRS), including any subsidiary we may elect to treat as a TRS, generally will be subject to U.S. federal corporate income tax; and

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Requirements
Organizational Requirements.
The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income, asset and annual distribution requirements;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)	that uses a calendar year for U.S. federal income tax purposes.
Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year-end, thereby satisfying requirement (9).
Ownership of Interests in Partnerships, Limited Liability Companies and QRSs.
A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our Operating Partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships, including our Operating Partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under "— Asset Tests." While we currently hold all of our investments through our Operating Partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another QRS, and could not be owned by our Operating Partnership unless we own 100% of the equity interest in our Operating Partnership.
We may from time to time own certain assets through entities that we wholly-own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "— Asset Tests" and "— Gross Income Tests."
Ownership of Interests in TRSs.
We currently own an interest in a TRS and we may form one or more TRSs or may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See "— Asset Tests."
Share Ownership Requirements
The stock that we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be "closely held," which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of our stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, without the approval of our Board of Directors. See the section entitled "Description of Capital Stock — Restrictions on Ownership and Transfer" included elsewhere in this prospectus. Additionally, our charter contains provisions requiring each holder of shares of our stock to disclose, upon demand, constructive or beneficial ownership of our shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy a number of tests described below based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (ii) shares in other qualifying REITs, (iii) debt instruments issued by publicly offered REITs, (iv) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital, and (v) personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under "— Additional Asset Tests."

We are currently invested in certain real properties described in our filings with the SEC. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute "real estate assets" and should allow us to meet the 75% Asset Test.
Additional Asset Tests. Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of our assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of our assets may consist of securities of one or more TRSs. Not more than 25% of our assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if we invest in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, such securities may not exceed (i) 5% of the value of our assets as to any one issuer and (ii) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a "security" for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
We may make real estate-related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote and value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset.
We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRSs or TRSs) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (ii) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if: (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (A) $50,000 or (B) an amount determined (under Treasury Regulations) by multiplying (1) the highest rate of tax for corporations under Code Section 11, by (2) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting (the "Gross Income Tests").
75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.
95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.
Rents from Real Property. Income attributable to a lease of real property generally will qualify as "rents from real property" under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules summarized below.
Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
Rent attributable to personal property, leased in connection with a lease of real property, cannot be greater than 15% of the total rent received under the lease for that portion of the rent under a lease to qualify as "rents from real property." If this limit is exceeded, the entire portion of the rent attributable to personal property will not qualify as "rents from real property."

If a REIT operates or manages a property or furnishes or renders certain "impermissible services" to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as "rents from real property." Impermissible services are services other than services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." For these purposes, the income that a REIT is considered to receive from the provision of "impermissible services" will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as "rents from real property." However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intention is that the services we provide are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test. The Board of Directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, we have represented that, with respect to our leasing activities, we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (iii) enter into any lease with a related party tenant.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space.. The TRSs will pay regular corporate tax on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income. We receive interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income. We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.
Prohibited Transaction Income. Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to continue to conduct our operations so that no asset owned by us will be held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.
Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests. Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our current and anticipated operations indicate that it is likely that we will have little or no non‑qualifying income to cause adverse U.S. federal income tax consequences.
As described above, we may establish one or more TRSs in order to engage in transaction in which we could not engage directly. The gross income generated by these TRSs would not be included in our gross income. However, any dividends from TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we: (i) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (ii) attach to our U.S. federal income tax return a schedule describing the nature and amount of each item of our gross income, and (iii) satisfy the IRS that any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (a) the sum of (i) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) 90% of the net income (after tax) from foreclosure property; less (b) the sum of some types of items of non‑cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (A) declared a dividend before the due date of our tax return (including extensions); (B) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (C) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
For our taxable years commencing prior to January 1, 2015, in order for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been "preferential dividends." A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. This limitation with respect to "preferential dividends" does not apply to us for taxable years beginning on or after January1, 2015, provided we qualify as a "publicly offered REIT." We believe that we are, and expect we will continue to be, a "publicly offered REIT."
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year and avoid the excise tax, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	"residual interests" in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•
loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

For taxable years beginning after December 31, 2017, and except as provided below, our deduction (and the deduction of any of our subsidiary partnerships) for net business interest expense generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the IRS) within a specified period.
Failure to Qualify
If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not due to willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to regular U.S. federal corporate income tax, incuding any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This "double taxation" results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
As mentioned above, we will be subject to a 100% U.S. federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•
when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when the REIT disposes of less than 20% of its assets as well as 10% or less of its assets based on a three-year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at the regular corporate income tax rate. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being "prohibited transactions," which will limit the annual number of such transactions. See "— REIT Qualification Requirements — Ownership of Interests in TRSs" above.
Characterization of Property Leases
We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).
Hedging Transactions
We and our subsidiary partnerships have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including derivative instruments, such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (i) any transaction we enter into in the normal course of our business primarily to manage risk of (a) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (b) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (ii) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.
Tax Aspects of Investments in Partnerships
General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including our Operating Partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in our Operating Partnership and, our Operating Partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if our Operating Partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in our Operating Partnership if our Operating Partnership is treated as a partnership for U.S. federal income tax purposes. This summary should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Furthermore, there can be no assurance that distributions from our Operating Partnership will be sufficient to pay the tax liabilities resulting from an investment in our Operating Partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because our Operating Partnership was formed as a partnership under state law, for U.S. federal income tax purposes, our Operating Partnership will be treated as a partnership if it has two or more partners, or as a disregarded entity if it is treated as having one partner. We intend that interests in our Operating Partnership (and any partnership invested in by our Operating Partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly, no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our Operating Partnership has had, and will have, sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason our Operating Partnership (or any partnership invested in by our Operating Partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Furthermore, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends to the extent paid from the entity's current or accumulated earnings and profits.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our Operating Partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to our Operating Partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by our Operating Partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by our Operating Partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes, and generally the rules of Code Section 704(c) would apply to such differences as well.
For properties contributed to the Operating Partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the Operating Partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.
Some expenses incurred in the conduct of our Operating Partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of our Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees, are other examples of expenses that may not be deducted in the year they were paid.
Partnership Audit Rules. It is possible that if a subsidiary partnership, including our Operating Partnership, is required to pay additional taxes, interest and/or penalties as a result of an audit adjustment, we, as a direct or indirect partner of that partnership could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Tax Consequences of Exercise of Exchange Rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units for cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain in an amount equal to the value of the shares of common stock received plus the amount of liabilities of the operating partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory, unrealized receivables, and certain other "hot assets" of the operating partnership, such portion may be recharacterized as ordinary income. A portion of such gain may be treated as recapture gain under Code Section 1250. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.
Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
The following section applies to you only if you are a U.S. Stockholder. Generally, for purposes of this summary, a "U.S. Stockholder" is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of such shares of our stock by the partnership.
Distributions. Distributions (including any deemed distributions) that we make to our U.S. Stockholders that we do not designate as "capital gain dividends" or "qualified dividend income" (as described below) will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock before being allocated to distributions on our shares of common stock. In addition, for taxable years beginning after December 31, 2017 and before January 1, 2026, individuals, trusts and estates generally will be entitled to a 20% pass-through deduction with respect to that ordinary dividend income gain in an amount equal to the value of the shares of common stock received plus the amount of liabilities of the operating partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the pass-through deduction with respect to our dividends of ordinary income may be limited by the U.S. Stockholder’s particular circumstances.
Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of our stock by the amount of such distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of our earnings and profits reduce the U.S. Stockholder’s tax basis in shares of our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of shares of our stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its shares of our stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of our stock by the after-tax amount of such gain. Capital gain that we distribute, or are treated as distributing, to our stockholders must be allocated between shares of our preferred stock and common stock. We intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of our stock for the year.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to such U.S. Stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the shares of our stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares of our stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

(2)	the amount of earnings and profits accumulated in a non-REIT year that were distributed by the REIT during the taxable year

(3)
the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(4)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.
We have the ability to declare a large portion of a distribution on our common stock in shares of our common stock. As long as a portion of such distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though a portion of the dividend was paid in shares of our stock. In general, any distribution on shares of our stock will be taxable as a dividend, regardless of whether any portion is paid in our common stock, unless the entire distribution is paid in shares of our common stock, which would be treated as a non-taxable distribution.
Distributions that we make and gains arising from the sale or exchange by a U.S. Stockholder of our stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.
Sales of Shares. The amount of net capital gain or loss recognized upon the sale or other disposition of shares of our stock by a U.S. Stockholder generally would equal the difference between (x) the amount of cash and fair market value of any property received in the sale and (y) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of our stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of our stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our stock by a U.S. Stockholder who has held the shares of our stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.
Redemption of Shares of Our Preferred Stock. A redemption of shares of our preferred stock, including our Series A1 Redeemable Preferred Stock and Series M1 Redeemable Preferred Stock for cash will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (i) is "substantially disproportionate" with respect to the U.S. Stockholder’s interest in shares of our capital stock, (ii) results in a "complete termination" of the U.S. Stockholder’s interest in all shares of our classes or series of capital stock, or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. Stockholder. In determining whether one of these tests has been met, a U.S. Stockholder generally must include shares of our capital stock considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Stockholder. If a U.S. Stockholder actually or constructively owns no shares of our common stock, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be "essentially equivalent to a dividend" as defined by the Code. Because the determination as to whether any of the three alternative tests described above will be satisfied with respect to any particular U.S. Stockholder of shares of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of our preferred stock.
If a redemption of shares of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Stockholder’s adjusted tax basis in the redeemed shares of our preferred stock will be transferred to the remaining shares of our capital stock held by the U.S. Stockholder. If the U.S. Stockholder does not retain any shares of our capital stock, the tax basis could be transferred to a related person that holds shares of our capital stock or the tax basis may be lost.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their UBTI. While many investments in real estate may generate UBTI, distributions paid on shares of our stock should not constitute UBTI unless the tax-exempt entity has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends it receives from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and, in general, should prevent us from becoming a pension-held REIT.
Backup Withholding and Information Reporting
We will report to our U.S. Stockholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Stockholder (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify his, her or its non-foreign status or with respect to whom the IRS notifies us that such U.S. Stockholder is subject to backup withholding. See the " — Taxation of Non-U.S. Stockholders" portion of this section.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of Non-U.S. Stockholders
Generally, for purposes of this summary, a "Non-U.S. Stockholder" means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.
Distributions — In General. Distributions that we make to our Non-U.S. Stockholders that are not attributable to gain from our sales or exchanges of United States real property interests, or USRPIs, and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock before being allocated to distributions on our shares of common stock. Such ordinary dividends to Non-

U.S. Stockholders generally are subject to a 30% withholding tax at the time of distribution, unless such dividend is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder or an applicable tax treaty reduces or eliminates that tax.
If income from the investment in shares of our stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Stockholder’s shares of our stock. Instead, they will reduce the adjusted tax basis of such shares of our stock. To the extent that such distributions exceed the adjusted tax basis of a Non-U.S. Stockholder’s shares of our stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of our stock, as described in the "— Sales of Shares" portion of this Section below.
Distributions Attributable to Sale or Exchange of Real Property. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), distributions that are attributable to gain from our sales or exchanges of USRPIs ("USRPI capital gain") will, except as described below be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. Stockholders (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. . We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Stockholder may credit the amount withheld against the Non-U.S. Stockholder’s U.S. tax liability. Such withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non‑U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.
However, generally, pursuant to FIRPTA, distributions of USPRI capital gains are not treated as effectively connected income for a Non- U.S. Stockholder and instead are treated and taxed as ordinary dividends if: (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the Non-U.S. Stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that shares of our common stock, but not our preferred stock, will be "regularly traded" on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of our assets other than USPRIs are not subject to U.S. income or withholding tax unless: (i) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.

Sales of Shares. Gain recognized by a Non-U.S. Stockholder upon a sale of shares of our stock generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) (a) our REIT is "domestically controlled," which generally means that less than 50% in value of our stock continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (b) the shares sold are of a class of our stock that is "regularly traded" on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.
We believe that we qualify as "domestically controlled." However, even if we were not domestically controlled, we anticipate that shares of our common stock, but not our preferred stock, will be "regularly traded" on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares of our stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of our stock may be required to withhold a portion of the gross purchase price.
In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Redemption of Shares of Our Preferred Stock for Cash. A redemption of shares of our preferred stock, including our Series A Redeemable Preferred Stock and mShares, will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests enabling the redemption to be treated as a sale or exchange of the redeemed shares. See "- Taxation of Taxable U.S. Stockholders - Redemption of Shares of Our Preferred Stock for Cash" above. Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If a redemption of shares of our preferred stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "- Distributions - In General" above. If the redemption of shares of our preferred stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under "- Sales of Shares."
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.
Foreign Account Tax Compliance Act ("FATCA")
Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on shares of our stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally apply to payments of dividends on shares of our stock. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
Other Tax Considerations
State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.
Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities

PLAN OF DISTRIBUTION
General
We are offering up to a maximum of 1,000,000 shares of our Series A1 Redeemable Preferred Stock or Series M1 Redeemable Preferred Stock, collectively, the Preferred Stock, through PCS, our affiliated dealer manager, on a "reasonable best efforts" basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Preferred Stock. The Preferred Stock will be sold at a public offering price of $1,000 per Preferred Stock. The Preferred Stock will not be certificated.
This offering is scheduled to terminate by September 27, 2021. Under rules promulgated by the SEC, in some circumstances we could continue this offering until as late as September 27, 2022, in our sole discretion. If we decide to continue this offering beyond September 27, 2021 we will supplement this prospectus accordingly, if required. We may terminate this offering at anytime or may offer Preferred Stock pursuant to a new registration statement.
We will sell the Preferred Stock using two closing services provided by the DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing the Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Preferred Stock by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank N.A. In addition, such investors will pay the full purchase price for their Preferred Stock to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See "— Settlement Procedures" for a description of the closing procedures with respect to each of the closing methods.
PCS is a securities broker-dealer registered with the SEC and a member firm of FINRA. PCS is affiliated with us and our Manager. The principal business address of PCS is 3284 Northside Parkway, NW, Suite 150, Atlanta, GA 30327.
Compensation of Dealer Manager and Participating Broker-Dealers
We will pay to PCS selling commissions between 5% and 7% of the gross offering proceeds from sales of the Series A1 Redeemable Preferred Stock offered hereby. There will be no selling commissions paid for the sale of shares of Series M1 Redeemable Preferred Stock. We will also pay to PCS up to and including 3% of the gross offering proceeds per share of Preferred Stock from this offering as compensation for acting as dealer manager. As dealer manager, PCS, will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission and dealer manager fee and properly documented expenses associated with the offer, sale or distribution of the Preferred Stock, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering will not exceed FINRA's 10% underwriting compensation limit under FINRA Rule 2310(b)(4)(B)(ii), which we refer to as FINRA's 10% underwriting compensation cap. Our dealer manager will repay to the Company any excess payments made to our dealer manager over FINRA's 10% underwriting compensation cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Preferred Stock.
We expect PCS to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Preferred Stock. PCS may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. PCS may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager in its sole discretion and include such factors as:

•	the volume of sales estimated to be made by the participating broker-dealer; or

•	the participating broker-dealer’s agreement to provide one or more of the following services:

•	providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in our promotion;

•
responding to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status, and the markets in which we have invested;

•	assisting investors with redemptions; or

•	providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

PCS, as our dealer manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay PCS a dealer manager fee of up to and including 3% of the price per Preferred Stock. In addition to re-allowing a portion of the dealer manager fee to the participating broker-dealers as a marketing fee, the fee will also be used for certain costs that FINRA includes in the 10% underwriting compensation limit, such as the cost of the following activities:

•	travel and entertainment expenses;

•	compensation of PCS’s employees in connection with wholesaling activities;

•	expenses incurred in coordinating broker-dealer seminars and meetings;

•	wholesaling expense reimbursements paid by PCS or its affiliates to other entities;

•	the national and regional sales conferences of our selected dealers;

•	training and education meetings for registered representatives of our participating broker-dealers; and

•
permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

In the event any of our directors and officers, both current and retired, and their family members, as well as affiliates of our Manager and its directors, officers and employees, both current and retired, and their family members, entities owned substantially by such individuals, affiliated entities, and, if approved by our management, joint venture partners, consultants, service providers and business associates and family members thereof (collectively, "Friends and Family") purchase Series A1 Redeemable Preferred Stock in this offering, there will be no selling commissions paid by us in connection with any such sales, however, we will pay dealer manager fees in connection with such sales. For purposes of these discounts, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or a trust for the benefit of such persons. The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Such persons will be expected to hold their Preferred Stock purchased as stockholders for investment and not with a view towards distribution. We will not sell Series A1 Redeemable Preferred Stock to participating broker-dealers for their own account, their retirement plans, their representatives and family members, IRAs and the qualified plans of their representatives.

Purchases of Series M1 Redeemable Preferred Stock may be made by participating broker-dealers for their own account, their retirement plans, their representatives and their family members, IRAs and the qualified plans of their representatives 90 days after our registration statement is declared effective by the SEC. For purposes of these sales, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother or sister-in-law, or a trust for the benefit of such persons. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Series A1 Redeemable Preferred Stock. Also, to the extent selling commissions are reduced below 7% but not below 5%, the public offering price per Series A1 Redeemable Preferred Stock will be decreased by an amount equal to such reduction up to a maximum of 2%.
     Selling commissions, if any, and the dealer manager fee for purchases of more than $5.0 million are negotiable. Selling commissions and the dealer manager fee paid will in all cases be the same for the same level of sales and once a price is negotiated with the initial purchaser this will be the price for all purchases at that volume. In the event of a sale of more than $5.0 million, we will file a Form 8-K, which will be incorporated by reference in this prospectus, to include:

•	the aggregate amount of the sale;

•	the price per share paid by the purchaser; and

•	a statement that other similar investors wishing to purchase at that volume of securities will pay the same price for that volume of securities.

The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Also, to the extent a participating broker-dealer reduces its selling commissions below 7% but not below 5%, the public offering price per share of Series A1 Redeemable Preferred Stock will be decreased by an amount equal to such reduction up to a maximum of 2%. The selling commissions will not be reduced under any circumstances to below 5%; provided however, the public offering price per share of Series A1 Redeemable Preferred Stock to Friends and Family shall be $930. Any reductions in selling commission and corresponding reductions in public offering price per share of Series A1 Redeemable Preferred Stock will be made consistent with the sample information in the table set forth below:

Selling Commission	Public Offering Price per share of Series A1 Redeemable Preferred Stock
7.0%	$1,000
6.5%	$995
6.0%	$990
5.5%	$985
5.0%	$980

Additional information related to sales commissions charged by participating broker-dealers may be obtained by contacting Investor Services at 855-320-1414.

Dealer Manager and Participating Broker-Dealer Compensation
The table below sets forth the nature and estimated amount of all items viewed as "underwriting compensation" by FINRA, assuming we sell all the Series A1 Redeemable Preferred Stock offered hereby and sell no shares of Series M1 Redeemable Preferred Stock.

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	$30,000,000
Total	$100,000,000

Subject to the cap on issuer expenses described below, we also will reimburse PCS for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.
We will reimburse our Manager up to 2.0% of the gross offering proceeds of this Preferred Stock offering for actual expenses incurred in connection with this offering. Any remaining amounts will be paid by our Manager without reimbursement by us. The total amount of underwriting compensation, including selling commissions and dealer manager fees paid or reimbursed by us, our Manager or any other source in connection with this offering, will not exceed FINRA’s 10% cap. The aggregate of all organization and offering expenses under this Preferred Stock offering, excluding selling commissions and dealer manager fees, will be capped at 2.0% of the aggregate gross proceeds of this offering; however, upon approval by the conflicts committee of our Board of Directors, we may reimburse our Manager for any such expenses incurred above the 2.0% amount as permitted by FINRA.
We will be responsible for the expenses of issuance and distribution of the Preferred Stock in this offering, including registration fees, printing expenses and the Company’s legal and accounting fees, which we estimate will total approximately $20.0 million (excluding selling commissions and dealer manager fees).
The dealer manager agreement may be terminated upon 60 days written notice by either the Company or the dealer manager to the other party.
Settlement Procedures
If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated monthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Preferred Stock by the settlement date, which depends on when you place the order during the monthly settlement cycle and can be anywhere from one to 20 days after the date of your order, or longer if we delay a closing date. This purchase price will not be held in escrow. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.
Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.
We have the sole right to: (i) determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to participating broker-dealers; (ii) to limit the total amount of Series A1 Redeemable Preferred Stock and/or Series M1 Redeemable Preferred Stock sold by all participating broker-dealers per closing; (iii) to limit the total amount of Series A1 Redeemable Preferred Stock and/or Series M1 Redeemable Preferred Stock sold by any one participating broker-dealer per closing; (iv) to limit the total number of shares of Series A1 Redeemable Preferred Stock and/or Series M1 Redeemable Preferred Stock sold by any one participating broker-dealer.
Irrespective of whether you purchase Preferred Stock using DTC Settlement or DRS Settlement, by accepting Preferred Stock you will be deemed to have accepted the terms of our charter.
Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank N.A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office.

Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. If any Subscription Agreement solicited by the Soliciting Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a semimonthly basis.
Investors purchasing Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Preferred Stock by the settlement date, and such payments will not be held in escrow.
In recommending to a potential investor the purchase of Preferred Stock, each participating broker-dealer must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the participating broker-dealer, that the potential investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus; the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and the program is otherwise suitable for the potential investors. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation, other investments, liquidity needs, risk tolerance and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. PCS and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
Minimum Purchase Requirements
For your initial investment in our Preferred Stock, you must invest at least $5,000, or such lesser amounts in the discretion of PCS, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in the Preferred Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

LEGAL MATTERS
Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. Certain U.S. federal income tax matters have been passed upon by Proskauer Rose LLP, which relies on the opinion of Venable LLP as to all matters of Maryland law. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in this prospectus or any applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Preferred Apartment Communities, Inc. for the year ended December 31, 2018 and the audited combined statement of revenue and certain expenses for the year ended December 31, 2015 of the Village at Baldwin Park included on page F-2 of Preferred Apartment Communities, Inc.’s Current Report on Form 8-K dated July 15, 2016 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenues and certain expenses for the year ended December 31, 2015 of the Southeast 6 Portfolio, which appears in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated July 15, 2016 has been audited by KPMG LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses for the year ended December 31, 2015 of Grandeville on Avalon Park, which appears in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated July 15, 2016 has been audited by Insero & Co. CPAs, LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Southeastern 7 Portfolio for the year ended December 31, 2015 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K/A filed on October 24, 2016 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses for the year ended December 31, 2015 of Three Ravinia Drive, which appears in the Current Report on Form 8-K/A of Preferred Apartment Communities, Inc. filed on January 24, 2017 has been audited by KPMG LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Champions Village for the year ended December 31, 2015 incorporated in this prospectus by reference from Preferred Apartment Communities, Inc.’s Current Report on Form 8-K filed on February 6, 2017, has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenue and certain expenses for the year ended December 31, 2015 of City Vista, which appears in the Current Report on Form 8-K/A of Preferred Apartment Communities, Inc. dated February 7, 2017 has been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION ABOUT PREFERRED APARTMENT COMMUNITIES
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.
You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address or telephone number:
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
(770) 818-4100
Attn: Leonard A. Silverstein
Our website at www.pacapts.com contains additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.
This prospectus is part of the registration statement and does not contain all the information included in the registration statement and all its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
The SEC maintains a web site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.
We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the period ended December 31, 2018 filed with the SEC on March 1, 2019;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 30, 2019 and June 30, 2019 filed with the SEC on May 2, 2019 and August 1, 2019, respectively.

•
Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on July 15, 2016, July 18, 2016, October 24, 2016, January 24, 2017, January 25, 2017, February 6, 2017, February 7, 2017, May 2, 2019, May 31, 2019, June 24, 2019 and July 5, 2019;

•	Our Definitive Proxy Statement filed with the SEC on March 15, 2019;

•	The description of capital stock contained in our Form 8-A, filed December 3, 2010, including any amendments or reports filed for the purpose of updating the description; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before termination of this offering.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
The section entitled "Where You Can Find More Information About Preferred Apartment Communities" above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:
Leonard A. Silverstein
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30327
Telephone Number: (770) 818-4100
In addition, such reports and documents may be found free of charge on our website at www.pacapts.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

Maximum of 1,000,000 Shares of Series A1 Redeemable Preferred Stock or Series M1 Redeemable Preferred Stock

(Liquidation Preference $1,000 per share of Series A1 Redeemable Preferred Stock or Series M1 Redeemable Preferred Stock
(subject to adjustment))

PROSPECTUS

PREFERRED CAPITAL SECURITIES, LLC
as Dealer Manager

October 22, 2019
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.